UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Securities Holders” is incorporated herein by reference.

ITEM 3.03.	Material Modification to Rights of Security Holders.

On October 25, 2007, the Board of Directors (the “Board”) of the Company determined to extend the Company’s Rights Agreement dated as of October 29, 1997, as amended (the “Original Agreement”) to a final expiration date of October 29, 2017 and increase the initial exercise price of each Right from $145.00 to $450.00. The Company has accordingly entered into an Amended and Restated Rights Agreement, dated as of October 29, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Amended and Restated Rights Agreement”).

As a result of the 100 percent stock dividend paid by the Company in 2002, the number of Rights associated with each share of the Company’s Common Stock was adjusted to one-half a Right with an exercise price of $72.50. Under the Amended and Restated Rights Agreement, the number of Rights associated with each share of Common Stock will continue to be one-half a Right (subject to further adjustment as provided therein), now with an initial exercise price of $225.

With the amendments to the expiration date of the agreement and exercise price of the Rights, the Amended and Restated Rights Agreement continues the Company’s stockholder rights plan as previously in effect.

The preceding summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Rights Agreement attached hereto as Exhibit 4.1 and incorporated herein by reference.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 25, 2007, the Board of the Company approved amendments to the Amended and Restated By-Laws of the Company (the “By-Laws”) to comply with New York Stock Exchange rules which require securities listed on the exchange to be eligible for a direct registration system by January 1, 2008 and to provide for electronic transmission of notice to directors or shareholders, waiver of notice and consent to action taken by the Board without a meeting. In connection therewith, the Board determined to restate the By-Laws in their entirety (the “Amended and Restated By-Laws”) effective as of such date. The following provisions of the By-Laws were amended:

•	Article III, Section 9 to provide that consent to action taken by the Board without a meeting may be provided by electronic transmission thereof;

•	Article IV, Section 1 to provide that notice to members of the Company’s Board or shareholders may be provided by any method permitted by law, including by electronic transmission;

•	Article IV, Section 2 to provide that notice may be waived by electronic transmission by the person entitled to such notice; and

•	Article VI, Section 1 to provide that the Company may issue shares of its stock in uncertificated form for which certain additional conforming changes were also made.

The descriptions of the changes made in the Amended and Restated By-Laws set forth in this Current

Report on Form 8-K are qualified in their entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws, The Cooper Companies, Inc., dated October 25, 2007.

4.1	Amended and Restated Rights Agreement, dated as of October 29, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: October 29, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws, The Cooper Companies, Inc., dated October 25, 2007.

4.1	Amended and Restated Rights Agreement, dated as of October 29, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent.